UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

November 19, 2008

BIOPURE CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-15167	04-2836871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 HURLEY STREET

CAMBRIDGE, MA 02141

(Address of principal executive offices and zip code)

(617) 234-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(d))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2008, Barry L. Scott, Vice President, Business Development of Biopure Corporation (the “Company”), resigned his position. As part of the events described in item 8.01, arrangements were agreed upon whereby effective December 1, 2008, Zafiris G. Zafirelis, the Company’s president and chief executive officer, would receive a reduced salary of $10,000 a month, as would Jane Kober, Senior Vice President and General Counsel.

Item 8.01 Other Events

On November 19, 2008, the Company took measures to greatly reduce expenses in addition to previously announced cost cutting.

The Company expects to focus on several activities in the immediate future:

(1) The Company expects to complete an IND (investigational new drug) application to be submitted to the FDA. The IND, as previously announced, would be a request to conduct a clinical trial of Hemopure in patients with acute myelogenous leukemia who do not accept blood transfusions and are consequently unable to undergo potentially life-saving induction chemotherapy.

(2) The Company continues to coordinate product development with the U.S. Navy. The Navy is expected to submit three protocols shortly to the FDA. One protocol is a revision of the RESUS (Restore Effective Survival in Shock) trial which requires Exception from requirements for Informed Consent (21 CFR 50.24) and has been on clinical hold. The second is a resubmission of a similar but pre-consented trial, called Op RESUS. Both submissions propose treating trauma patients experiencing hemorrhagic shock; Hemopure would be used out of hospital, as proposed in these trials, before the patient reaches a location where red blood cell transfusion is available. RESUS would be carried out in civilian patients in the U.S. and overseas, and Op RESUS in the field in the military operational setting. The third protocol is expected to be a proposal for a phase 1b safety study of a product that combines Hemopure with a nitric oxide donor to reduce vasoactivity.

(3) The Company is continuing to produce and ship combination products under its agreement to do so with the Navy, and the Navy and the Company expect to enter into a new cooperative research and development agreement covering combination products.

(4) The Company is continuing to pursue financing options. Although fundraising is extraordinarily difficult at this time, the Company believes it may be possible to continue in business until financing is obtained.

The reductions in cost consisted of workforce reduction and salary decreases. Most of the Company’s employees were terminated. However, some have been retained and some are expected to be rehired imminently at reduced salaries in order to continue to work on the activities described in the preceding paragraph.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOPURE CORPORATION

Date: November 21, 2008

By:  /s/  Zafiris G. Zafirelis                            _

        Name: Zafiris G. Zafirelis

        Title: President and Chief Executive Officer